                                                                    EXHIBIT 3(d)
                                   AMENDMENT

                                       TO

                                    BY-LAWS

                                       OF

                        NOVAMETRIX MEDICAL SYSTEMS INC.

                             Effective May 9, 1996


               Article XV is amended by adding the following Section 10 at the end of Article III thereof:

               "SECTION 10. Notice of Business. No business may be transacted at an annual or special meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof),
               (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 10.





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               In addition to any other applicable requirements, for business to be properly brought before any meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

               To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than twenty-five (25) days nor more than forty-five (45) days prior to the date of such meeting of stockholders.

               To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of any arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

               No business shall be conducted at the meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 10; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section 10 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of a meeting determines that business was not properly brought before that meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted."

                                   AMENDMENT

                                       TO

                                    BY-LAWS

                                       OF

                        NOVAMETRIX MEDICAL SYSTEMS INC.

                          Effective November 28, 1995


               Section 8 of Article IV is amended by inserting a new paragraph at the end thereof which shall read in its entirety as follows:

                          "At all meetings of any Committee of the Board of
               Directors, the presence of fifty percent (50%) of the Directors constituting the Committee shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of any Committee, the Director or Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present."

                        NOVAMETRIX MEDICAL SYSTEMS INC.

                                    BY-LAWS

                                   ARTICLE I

                                    Offices

               The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.

               The Corporation may also have offices at such other places, both within and without the State of Delaware, as may from time to time be designated by the Board of Directors.

                                   ARTICLE II

                                     Books

               The books and records of the Corporation may be kept (except as otherwise provided by the laws of the State of Delaware) outside of the State of Delaware and at such place or places as may from time to time be designated by the Board of Directors.

                                  ARTICLE III

                                  Stockholders

               Section 1. Annual Meetings. The annual meeting of the Stockholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before said meeting shall be held at the principal business office of the Corporation or at such other place or places either within or without the State of

Delaware as may be designated by the Board of Directors and stated in the notice of the meeting, on the third Tuesday of September in each year, if not a legal holiday, and, if a legal holiday, then on the next day not a legal holiday, or on such other date as shall be determined by the Board of Directors, at 10:30 o'clock in the forenoon.

               Section 2. Special Meetings. Special meetings of the Stockholders of the Corporation shall be held whenever called in the manner required by the laws of the State of Delaware for purposes as to which there are special statutory provisions, and for other purposes whenever called by resolution of the Board of Directors, or by the Chairman of the Board or by the President, or, if approved by a resolution of the Board of Directors, by the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote on matters that are to be voted on at such meeting. Any such special meeting of Stockholders may be held at the principal business office of the Corporation or at such other place or places, either within or without the State of Delaware, as may be specified in the notice thereof. Business transacted at any special meeting of Stockholders of the Corporation shall be limited to the purposes stated in the notice thereof.

               Section 3. Notice. Except as otherwise expressly required by the laws of the State of Delaware or the Certificate of Incorporation, written notice of each meeting





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





of Stockholders stating the day, hour and place, and in general terms the business to be transacted thereat, shall be delivered personally or mailed to each Stockholder entitled to vote thereat not less than ten (10) and not more than sixty (60) days before the meeting, but at any meeting at which all Stockholders shall be present, or of which all Stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. If mailed, said notice shall be directed to each Stockholder at his address as the same appears on the stock ledger of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in said request.

               Section 4. List of Stockholders. The officer of the Corporation who shall have charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

               Section 5. Quorum. At any meeting of the Stockholders of the Corporation, except as otherwise expressly provided by the laws of the State of Delaware or the Certificate of Incorporation, there must be present, either in person or by proxy, in order to constitute a quorum, Stockholders owning a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at such meeting. At any meeting of Stockholders
at which a quorum is not present, the holders    of, or proxies for, a majority
of the stock which is represented at such meeting, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. However, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

               Section 6. Organization. The Chairman of the Board of Directors, or in his absence the President, or in his absence any Director, officer or Stockholder designated by the Board of Directors, or if the Board of Directors does not designate any such person, by the Stockholders, shall call to order meetings of the Stockholders and shall act as chairman of such meetings.

               The Secretary of the Corporation shall act as secretary of all meetings of the Stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

               Section 7. Voting. Except as otherwise expressly provided by the laws of the State of Delaware, or in the Certificate of Incorporation each Stockholder of record of the Corporation shall, at every meeting of the Stockholders of the Corporation, be entitled to one (1) vote for each share of stock standing in his name on the books of the Corporation on any matter on which he is entitled to vote. Such votes may be cast either in person or by proxy, appointed by an instrument in writing, subscribed by such Stockholder or by his duly authorized attorney, and filed with the Secretary before being voted on, but no proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period. Any and every reference in these By-Laws to a majority or other proportion of capital stock shall refer to such majority or other proportion of the votes of such stock.

               All elections of Directors shall be by ballot. The vote on any other matter at a meeting of Stockholders need not be by ballot unless demanded, in person or by proxy, by the holders of a majority of the capital stock of the Corporation represented in person or by proxy at such meeting and entitled to vote thereat.

               Except as otherwise expressly provided by the laws of the State of Delaware or the Certificate of Incorporation, when a quorum is present at any meeting of Stockholders, the vote, in person or by proxy, of the holders of a majority of the capital stock of the Corporation represented in person or by proxy at such meeting and entitled to vote thereat shall decide any question brought before such meeting.

               Section 8. Consent. Except as otherwise provided in the Certificate of Incorporation or unless otherwise approved by a vote of not less than a majority of the Directors then holding office (or, in the event that the Corporation at the time has a Related Person [as defined in the Certificate of Incorporation], then by a vote of not less than a majority of the Continuing Directors [as defined in the Certificate of Incorporation]), no action shall be taken by the Stockholders except at an annual or special meeting of Stockholders actually held, pursuant to Section 1 or 2 of this Article, upon prior notice and pursuant to a vote. Except as otherwise provided hereinabove, no action shall be taken by the Stockholders by written consent.

               Section 9. Judges. At every meeting of Stockholders at which a vote by ballot is taken, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualifications of votes, the validity of proxies and the acceptance or rejection of votes shall be decided by two (2) judges. Such judges shall be appointed by the Board of Directors before such meeting, or, if no such appointment shall have been made, by the chairman of such meeting. If for any reason any of the judges previously appointed shall fail to attend or refuse or be unable to serve, judges in place of any so failing to attend, or refusing or unable to serve, shall be appointed in like manner.

                                   ARTICLE IV

                                   Directors

               Section 1. Number, Election and Term of Office. The business and affairs of the Corporation shall be managed by the Board of Directors. The number of Directors which shall constitute the whole Board shall be not less than three (3) nor more than nine (9). Within such limits, the number of Directors may be fixed from time to time by vote of the Board of Directors, at any regular or special meeting, subject to the provisions of the Certificate of Incorporation. Directors need not be Stockholders. Directors shall be elected at the annual meeting of the Stockholders except as provided in Section 2 of this Article, to serve for terms in accordance with the Certificate of Incorporation and until their respective successors are duly elected and have qualified.

               In addition to the powers by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation as are not by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws required to be exercised or done by the Stockholders.

               Section 2. Vacancies and Newly Created Directorships. Except as hereinafter provided and subject to the provisions of the Certificate of Incorporation, any vacancy in the office of a Director occurring for any reason other than the removal of a Director pursuant to Section 3 of this Article, and any newly created Directorship resulting from any increase in the number of Directors, may be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, or by the sole remaining Director. In the event that any vacancy in the office of a Director occurs as a result of the removal of a Director pursuant to Section 3 of this Article, or in the event that vacancies occur contemporaneously in the





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





offices of all of the Directors, such vacancy or vacancies shall be filled by a vote of the Stockholders at the next annual or special meeting of Stockholders. Directors chosen or elected as aforesaid shall hold office for a term in accordance with the Certificate of Incorporation and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

               Section 3. Removals. At any meeting of Stockholders of the Corporation called for the purpose, the Stockholders may remove from office, with cause, any or all of the Directors.

               Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall from time to time be determined by resolution of the Board.

               Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President or any two Directors on notice given to each Director, and such meetings shall be held at the principal business office of the Corporation or at such other place or places, either within or without the State of Delaware, as shall be specified in the notices thereof.

               Section 6. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held as soon





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





as practicable after each annual election of Directors and on the same day, at the same place at which regular meetings of the Board of Directors are held, or at such other time and place as may be provided by resolution of the Board. Such meeting may be held at any other time or place which shall be specified in a notice given, as hereinafter provided, for special meetings of the Board of Directors.

               Section 7. Notice. Notice of any meeting of the Board of Directors requiring notice shall be given to each Director by mailing the same, addressed to him at his residence or usual place of business, at least forty-eight (48) hours, or shall be sent to him at such place by facsimile transmission, courier, telegraph, cable or wireless, or shall be delivered personally or by telephone, at least twelve (12) hours, before the time fixed for the meeting. At any meeting at which every Director shall be present or at which all Directors not present shall waive notice in writing, any and all business may be transacted even though no notice shall have been given.

               Section 8. Quorum. At all meetings of the Board of Directors, the presence of a majority or more of the Directors constituting the Board shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               Section 9. Voting. Except as may be otherwise specifically provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws, the affirmative vote of a majority of the Directors present at the time of such vote shall be the act of the Board of Directors if a quorum is present.

               Section 10. Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

               Section 11. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to this Section 11 shall constitute presence in person at such meeting.

               Section 12. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

               Section 13. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE V

                                    Officers

               Section 1. Number, Election and Term of Office. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary and a Treasurer, and may at the discretion of the Board of Directors include one or more Assistant Treasurers and Assistant Secretaries. The officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of the

Stockholders, and shall hold their respective offices until their successors are duly elected and have qualified. Any number of offices may be held by the same person. The Board of Directors may from time to time appoint such other officers and agents as the interest of the Corporation may require and may fix their duties and terms of office.

               Section 2. Chairman of the Board of Directors. The Board of Directors shall designate one of their number to act as Chairman of the Board of Directors. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. He shall ensure that the books, reports, statements, certificates and other records of the Corporation are kept, made or filed in accordance with the laws of the State of Delaware. He shall preside at all meetings of the Board of Directors and at all meetings of the Stockholders. He shall cause to be called regular and special meetings of the Stockholders and of the Board of Directors in accordance with these By-Laws. He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board of Directors or by these

By-Laws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered. He may sign, with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certificates of stock of the Corporation. In addition to the powers and duties expressly conferred upon him by these By-Laws, he shall, except as otherwise specifically provided by the laws of the State of Delaware, have such other powers and duties as shall from time to time be assigned to him by the Board of Directors.

               Section 3. President. Except as otherwise provided by the Board of Directors, the President shall be the chief operating officer of the Corporation. He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered. He may sign, with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certificates of stock of the Corporation. He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation other than the duly elected or appointed officers, subject to the approval of the Board of Directors. He shall have such other powers and duties as from time to time may be assigned to him by the Chairman of the Board of Directors or by the Board of Directors, or as may be provided in these By-Laws. He shall, during the absence or incapacity of the Chairman of the Board of Directors, assume his powers and perform his duties.

               Section 4. Executive Vice President. The Executive Vice President shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board of Directors or the President, or as may be provided in these By-Laws. The Executive Vice President shall, during the absence or incapacity of the President, assume his powers and perform his duties.

               Section 5. Vice Presidents. The Vice Presidents shall have such powers and duties as may be assigned to them by the Board of Directors, the Chairman of the Board of Directors or the President, or as may be provided in these By-Laws. Any Vice President shall, during the absence or incapacity of the Executive Vice President, assume his powers and perform his duties.

               Section 6. Secretary. The Secretary may sign all certificates of stock of the Corporation. He shall record all the proceedings of the meetings of the Board of Directors and of the Stockholders of the Corporation in books to be kept for that purpose. He shall have custody of the seal of the Corporation and may affix the same to any instrument requiring such seal when authorized by the Board of Directors, and when so affixed he may attest the same by his signature. He shall keep the transfer books, in which all transfer of the capital stock of the Corporation shall be registered, and the stock books, which shall contain the names and addresses of all holders of the capital stock of the Corporation and the number of shares held by each; and he shall keep such stock and transfer books open daily during business hours to the inspection of every Stockholder and for transfer of stock. He shall notify the Directors and Stockholders of their respective meetings as required by law or by these By-Laws, and shall perform such other duties as may be required by law or by these By-Laws, or which may be assigned to him from time to time by the Board of Directors.

               Section 7. Assistant Secretaries. The Assistant Secretaries shall, during the absence or incapacity of the Secretary, assume and perform all functions and duties which the Secretary might lawfully do if present and not under any incapacity.

               Section 8. Treasurer. The Treasurer shall have charge of the funds and securities of the Corporation. He may sign all certificates of stock. He shall keep full and accurate accounts of all receipts and disbursements of the

Corporation in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, and shall render to the Chairman of the Board of Directors, the President, any Vice President or the Directors, whenever they may require it, an account of all his transactions as Treasurer and an account of the business and financial position of the Corporation.

               Section 9. Assistant Treasurers. The Assistant Treasurers shall, during the absence or incapacity of the Treasurer, assume and perform all functions and duties which the Treasurer might lawfully do if present and not under any incapacity.

               Section 10. Treasurer's Bond. The Treasurer and Assistant Treasurers shall, if required so to do by the Board of Directors, each give a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as the Board of Directors may require.

               Section 11. Transfer of Duties. The Board of Directors in its absolute discretion may transfer the power and duties, in whole or in part, of any officer to any other officer, or persons, notwithstanding the provisions of these By-Laws, except as otherwise provided by the laws of the State of Delaware.

               Section 12. Vacancies. If the office of Chairman of the Board of Directors, President, Executive Vice President, Vice President, Secretary or Treasurer, or of any other officer or agent becomes vacant for any reason, the Board of Directors may choose a successor to hold office for the unexpired term.

               Section 13. Removals. At any meeting of the Board of Directors called for the purpose, any officer or agent of the Corporation may be removed from office, with or without cause, by the affirmative vote of a majority of the entire Board of Directors.

               Section 14. Compensation of Officers. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

               Section 15. Resignations. Any officer or agent of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors, or to the President, any Executive Vice President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE VI

                          Contracts, Checks and Notes

               Section 1. Contracts. Unless the Board of Directors shall otherwise specifically direct, all contracts of the Corporation shall be executed in the name of the Corporation by the Chairman of the Board of Directors, the President, an Executive Vice President or a Vice President, and the corporate seal may be thereunto affixed and attested by the Secretary or an Assistant Secretary.

               Section 2. Checks and Notes. All checks, drafts, bills of exchange and promissory notes and other negotiable instruments of the Corporation shall be signed by such officers or agents of the Corporation as may be designated by the Board of Directors.

                                  ARTICLE VII

                                     Stock

               Section 1. Certificates of Stock. The certificates for shares of the stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be prepared or approved by the Board of Directors. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, the President, an Executive Vice President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant

Secretary certifying the number of shares owned by him and the date of issue; and no certificate shall be valid unless so signed. All certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.

               Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

               All certificates surrendered to the Corporation shall be cancelled and, except in the case of lost or destroyed certificates, no new certificates shall be issued until the former certificates for the same number of shares of the same class of stock shall have been surrendered and cancelled.

               Section 2. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                  ARTICLE VIII

                            Registered Stockholders

               The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware or the Certificate of Incorporation.

                                   ARTICLE IX

                         Lost or Destroyed Certificates

               Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of the fact and advertise the same in such manner as the Board of Directors may require, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in a sum sufficient, in the opinion of the Board of Directors, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one





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alleged to be lost or destroyed may be issued without requiring any bond when, in the judgment of the Directors, it is proper so to do.

                                   ARTICLE X

                             Fixing of Record Date

               In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or, upon waiver of a meeting by a vote of the majority of Directors, to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE XI

                                   Dividends

               Subject to the provisions of the Certificate of Incorporation, dividends upon the capital stock of the





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Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

               Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE XII

                                Waiver of Notice

               Whenever any notice whatever is required to be given by statute or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent thereto.





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                                  ARTICLE XIII

                                      Seal

               The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware."

                                  ARTICLE XIV

                                  Fiscal Year

               The fiscal year of the Corporation shall be determined by the Board of Directors.

                                   ARTICLE XV

                                   Amendments

               Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Stockholders or by the Board of Directors, at any annual meeting of Stockholders or regular meeting of the Board of Directors or at any special meeting of the Stockholders or the Board of Directors if notice of such alteration, amendment or repeal of the By-Laws or of adoption of new By-Laws be contained in the notice of such special meeting. Any amendment of these By-Laws by the Stockholders of the Corporation shall be made by a vote of not less than eighty percent (80%) of the capital stock of the Corporation.





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